UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2025

Coinbase Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40289	46-4707224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Madison Avenue Suite 2400 New York, NY

10010
(Address of principal executive offices)[1]	(Zip Code)[1]
Not Applicable
(Registrant’s telephone number, including area code)1
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.00001 par value	COIN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐
1 We are a remote-first company. Accordingly, we do not maintain a headquarters. We are including this address solely for the purpose of satisfying the Securities and Exchange Commission’s request. Stockholder communications may also be sent to the email address: secretary@coinbase.com.

Item 8.01 Other Events.
On August 5, 2025, Coinbase Global, Inc., a Delaware corporation (the “Company”), issued a press release announcing that it proposes to offer, subject to market conditions and other factors, $1.0 billion aggregate principal amount of convertible senior notes due 2029 (the “2029 Notes”) and $1.0 billion aggregate principal amount of convertible senior notes due 2032 (the “2032 Notes” and, together with the 2029 Notes, the “Notes”). The Company also intends to grant the initial purchasers of the Notes options to purchase, for settlement within a period of 13 days from, and including, the date the Notes are first issued, up to an additional $150.0 million principal amount of the 2029 Notes and $150.0 million principal amount of the 2032 Notes. In connection with the pricing of the Notes, the Company expects to enter into privately negotiated capped call transactions relating to each series of Notes with one or more of the initial purchasers of the Notes and/or their respective affiliates and/or other financial institutions.
The Notes will be sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.

A copy of the press release announcing the proposed offering of the Notes is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Neither this Current Report on Form 8-K nor the press release constitutes an offer to sell, or the solicitation of an offer to buy, the Notes or the shares of the Company’s Class A common stock, if any, issuable upon conversion of the Notes.

Forward Looking Statements
This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements regarding the Company’s expected entry into capped call transactions. Factors that could cause actual results to differ from those expressed in these forward-looking statements include the risks described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, and subsequent Quarterly Reports on Form 10-Q. All forward-looking statements are based on information and estimates available to us as of the date hereof. Unless required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise

Item 9.01   Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated August 5, 2025 announcing the proposed offering of the Notes.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COINBASE GLOBAL, INC.

Dated: August 5, 2025	By:	/s/ Alesia J. Haas
Alesia J. Haas
Chief Financial Officer